Exhibit 99.2

Commerce Union Bancshares, Inc. Announces

Private Placement of Common Stock

Brentwood, Tenn. – (August 23, 2017) – Commerce Union Bancshares, Inc. (Nasdaq: CUBN), the parent company for Reliant Bank, announced today that it has entered into definitive securities purchase agreements with certain institutional and accredited investors to sell a total of 1,137,000 shares of common stock at a price of $22.00 per share, for estimated gross proceeds of $25.0 million. The proceeds will be used for general corporate purposes, which may include capital contributions to Reliant Bank. The offering is expected to close on August 30, 2017, subject to customary closing conditions.

The common stock to be offered and sold by Commerce Union has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. As part of the transaction, Commerce Union has agreed to file a registration statement with the Securities and Exchange Commission for purposes of registering the resale of the common stock purchased by the investors as part of this offering within 25 days of closing. Keefe, Bruyette & Woods, Inc. acted as sole placement agent in the private placement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

Contacts:

DeVan Ard, Chairman and Chief Executive Officer, Commerce Union Bancshares, Inc.

(615.221.2020)

About Commerce Union and Reliant Bank

Commerce Union Bancshares, Inc. (Nasdaq: CUBN) is a Brentwood, Tennessee-based bank holding company which operates banking centers in Davidson, Robertson, Sumner and Williamson counties, Tennessee along with a loan and deposit production office in Rutherford County, Tennessee and a recently opened loan and deposit production office in Chattanooga, Tennessee, through its wholly-owned subsidiary Reliant Bank. Reliant Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers. As of June 30, 2017, Commerce Union had approximately $1 billion in total assets, approximately $719 million in loans and approximately $840 million in deposits. For additional information, locations and hours of operation, please visit their website at www.reliantbank.com.

Forward Looking Statements

All statements, other than statements of historical fact, included in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “expect,” “may,” “will,” “assume,” “should,” “predict,” “could,” “would,” “intend,” “targets,” “estimates,” “projects,” “plans,” “potential,” and other similar words and expressions of the future are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Commerce Union to differ materially from any results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, among others, (1) the dilution caused by Commerce Union’s issuance of additional shares of its common stock in the private placement, (2) the possibility that the private placement may not be completed on the terms currently contemplated or at all, and (3) general competitive, economic, political, and market conditions. Additional factors which could affect the forward-looking statements can be found in Commerce Union’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed with the SEC and available on the SEC’s website at http://www.sec.gov. Commerce Union believes the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. Commerce Union disclaims any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

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